Exhibit 99.1

Innodata Reports First Quarter 2022 Results

First Quarter Revenue Up by 33% Year-Over-Year

AI-Based Solutions and Industry Platforms Driving Growth

NEW YORK – May 12, 2022 – INNODATA INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2022.

·	Revenue for the quarter ended March 31, 2022 was $21.2 million, up 33% year-over-year.

·	Net loss for the quarter ended March 31, 2022 was $2.8 million, or $0.10 per basic and diluted share, compared to a net income of $0.4 million, or $0.02 per basic share and $0.01 per diluted share, in the same period last year.

·	Adjusted EBITDA loss was $1.0 million in the first quarter of 2022, compared to Adjusted EBITDA of $1.3 million in the same period last year.**

·	Cash and cash equivalents were $15.4 million at March 31, 2022 and $18.9 million at December 31, 2021.

** Adjusted EBITDA, defined below.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Jack Abuhoff, CEO, said, “We are pleased to announce today a strong first quarter, with revenue up 33% year-over-year, exhibiting an acceleration in revenue growth over the 20% we experienced in fiscal 2021. In the current quarter, Q2, one of our largest customers is reallocating data annotation supporting two of its more mature models to less mature AI models that it wants to ramp up. The impact of this transition is that a portion of revenues from this program shifted into the first quarter in anticipation of this transition, and we expect a portion of revenues from this program to shift to the third and fourth quarters as the reallocations ramp up. Therefore, Q2 may have a lower growth rate, likely in the range of 18% to 24%, but it is not expected to change the revenue expectation from this customer for the year or our overall expectations for 2022 growth. Consequently, we reiterate our 2022 target of 30% year-over-year revenue growth and our long-term 2025 target of approximately $200 million in revenues and approximately 30% Adjusted EBITDA based on the continued momentum we see in our business.

“This momentum in terms of landing new customers and expanding our business with existing customers has been quite exciting.  In the quarter, we added 121 new logos across our segments. This is a 96% increase over the 62 new customers we added on average per quarter in 2020 and 30% increase over the 93 new customers we added on average per quarter in 2021. Particularly exciting is the launch of the initial version of our new banking industry solution on March 31, on time and on budget. Our charter customer, one of the world’s largest banks that has committed to a $11M spend with us over five years already has 65 people using the product and giving us valuable feedback. We hired a new product manager with extensive experience in financial services to lead the charge on bringing this product to a wider market next year.”

Abuhoff continued, “We had mentioned in our last call that we had established relationships across a number of Silicon Valley big tech companies. The pilots for potentially large programs at these companies, that we estimate spend billions of dollars on products and services that we believe we are well positioned to provide, are now underway.

“We also achieved business expansion across dozens of our existing customers that span the spectrum from the fastest growing social media companies to large insurance and financial services companies.

“To capitalize on our large and growing market opportunity, we are aggressively investing in our sales and marketing efforts as well as new product development to accelerate our growth in 2023 and beyond. We believe these are high ROI investments - we target the long-term value of new customers from these investments to be 3x to 5x our customer acquisition costs. In 2022, we anticipate increasing sales and marketing spend by approximately $10.4M, or 75% year-over-year. From a product development perspective, this year we plan to bring six new platforms to the market in 2022 and anticipate increasing product development spend by approximately $7.2M, or 115% year-over-year.

“Because our book of business is cash generative, we anticipate funding these substantial investments from our internal resources. Based upon current assumptions and expectations, we are budgeting to be cash flow positive by the end of 2022, with significant increases in cash flow expected thereafter. With $15 million of cash and no debt, we do not expect to need external financing to execute our plan.

“We also believe that we are well-positioned in the current uncertain economic environment of recession/stagflation fears, labor shortages and capital markets disruptions. We believe that we are well-positioned to withstand these evolving economic challenges for two main reasons: (1) our services lower costs for our customers, which becomes a core focus in tough times; and (2) we make our customers more efficient, enabling them to tackle the labor shortages they are experiencing. The increasing momentum we see in our business is a testament to the growing secular demand for our offerings in these challenging times.”

Abuhoff concluded, “We are quite pleased with our execution, product validation, and the tailwinds from the growth in our markets. We believe more firmly than ever in the blue-sky growth opportunities in front of us and remain laser focused on execution and shareholder value creation.”

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors uses to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this Press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangibles assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests and other one-time costs. We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-844-602-0380	(Domestic)
+1 862-298-0970	(International)

1-877-481-4010	(Domestic Replay)
+1 919-882-2331	(International Replay)

Passcode on both: 45425

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global data engineering company delivering the promise of AI to many of the world's most prestigious companies. We provide AI-enabled software platforms and managed services for AI data annotation, AI digital transformation, and industry-specific business processes. Our low-code Innodata AI technology platform is at the core of our offerings. In every relationship, we honor our 30+ year legacy delivering the highest quality data and outstanding service to our customers. Visit www.innodata.com to learn more.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “forecast,” “predict,” “likely,” “goals,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, the expected or potential effects of the novel coronavirus (“COVID-19”) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; impacts resulting from the rapidly evolving conflict between Russia and the Ukraine; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; continuing reliance on project-based work in the Digital Data Solutions (“DDS”) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing DDS segment revenue concentration in a limited number of customers; potential inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy, a continued downturn in or depressed market conditions, whether as a result of the COVID-19 pandemic or otherwise; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; the Company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 24, 2022, as updated or amended by our other filings that we may make with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws.

Company Contact

Jessie Schnurr

Innodata Inc.

JSchnurr@innodata.com

(201) 371-8024

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended
	March 31
	2022	2021
Revenues:
Services and Solutions	$17,580	$12,782
SaaS Platforms	3,612	3,185
Total	21,192	15,967

Direct operating costs	13,833	10,236
Foreign exchange (gain) loss	(419)	(140)
	13,414	10,096
Gross Profit	7,778	5,871
Operating expenses:
Research and development	501	281
Selling and marketing and product development	5,704	2,649
General and administrative	3,985	2,595
Interest expense, net	3	10
	10,193	5,535
Income (loss) before provision for income taxes	(2,415)	336
Provision for income taxes	475	(73)
Consolidated net income (loss)	(2,890)	409
Income (loss) attributable to non-controlling interests	(75)	11
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(2,815)	$398
Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$(0.10)	$0.02
Diluted	$(0.10)	$0.01
Weighted average shares outstanding:
Basic	27,158	25,873
Diluted	27,158	29,452

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$15,427	$18,902
Accounts receivable, net	10,904	11,379
Prepaid expenses and other current assets	3,755	3,681
Total current assets	30,086	33,962
Property and equipment, net	2,881	2,947
Right-of-use asset, net	4,623	5,621
Other assets	2,104	2,247
Deferred income taxes, net	1,870	1,950
Intangibles, net	11,228	10,347
Goodwill	2,142	2,143
Total assets	$54,934	$59,217

LIABILITIES, NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$8,957	$9,387
Accrued salaries, wages and related benefits	6,041	6,391
Income and other taxes	3,407	3,213
Long-term obligations – current portion	1,229	1,279
Operating lease liability - current portion	812	1,034
Total current liabilities	20,446	21,304
Deferred income taxes	17	15
Long-term obligations, net of current portion	6,134	6,217
Operating lease liability, net of current portion	4,291	5,276
Total liabilities	30,888	32,812
Non-controlling interests	(732)	(3,522)
STOCKHOLDERS' EQUITY	24,778	29,927
Total liabilities, non-controlling interests and stockholders’ equity	$54,934	$59,217

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from (used in) operating activities:
Consolidated Net income (loss)	$(2,890)	409
Non-cash expenses:
Depreciation and amortization	873	697
Stock-based compensation	537	278
Deferred income tax	44	(45)
Pension cost	11	142
Loss on lease termination	125	-
Total	1,590	1,072
Changes in assets and liabilities	(196)	(724)
Cash flows from operating activities	$(1,496)	$757
Cash flows from investing activities	$(1,939)	$(503)
Cash flows from financing activities	$(12)	$(423)

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2022	2021
Consolidated
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(2,815)	$398
Provision for income taxes	475	(73)
Interest expense, net	3	10
Depreciation and amortization	873	697
Stock-based compensation	537	278
Non-controlling interests	(75)	11
Adjusted EBITDA income (loss) - Consolidated	$(1,002)	$1,321

	Three Months Ended March 31,
	2022	2021
DDS Segment
Net income attributable to DDS Segment	$564	$680
Provision for income taxes	533	(95)
Interest expense, net	3	9
Depreciation and amortization	224	160
Stock-based compensation	371	216
Non-controlling interests	-	(1)
Adjusted EBITDA - DDS Segment	$1,695	$969

	Three Months Ended March 31,
	2022	2021
Synodex Segment
Net income (loss) attributable to Synodex Segment	$(785)	$140
Depreciation and amortization	$41	$-
Stock-based compensation	49	7
Non-controlling interests	(75)	12
Adjusted EBITDA income (loss) - Synodex Segment	$(770)	$159

	Three Months Ended March 31,
	2022	2021
Agility Segment
Net loss attributable to Agility Segment	$(2,594)	$(422)
Provision for income taxes	(58)	22
Interest expense, net	-	1
Depreciation and amortization	608	537
Stock-based compensation	117	55
Adjusted EBITDA income (loss) - Agility Segment	$(1,927)	$193

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended
	March 31
	2022	2021
DDS	$15,911	$11,764
Synodex	1,669	1,018
Agility	3,612	3,185
Total Revenue	$21,192	$15,967